EXHIBIT 99.2

Syncra Systems, Inc.
Index
December 31, 2003

Page(s)
Report of Independent Registered Public Accounting Firm	1
Consolidated Financial Statements
Balance Sheet	2
Statement of Operations	3
Statement of Stockholders’ Deficiency	4
Statement of Cash Flows	5
Notes to Financial Statements	6-16

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Syncra Systems, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders’ deficiency, and cash flows present fairly, in all material respects, the financial position of Syncra Systems, Inc. and its subsidiaries at December 31, 2003, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has generated recurring losses, has sold the assets that were the source of revenues and will require additional financing to support operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 1 to the financial statements, on November 12, 2004, substantially all of the assets of Syncra Systems, Inc. were acquired by Retek Inc.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
January 26, 2005

Syncra Systems, Inc.
Consolidated Balance Sheet
December 31, 2003

Assets
Current assets
Cash and cash equivalents	$427,325
Accounts receivable	317,076
Prepaid expenses	77,789
Other current assets	500,107

Total current assets	1,322,297
Property and equipment, net	945,478

Total assets	$2,267,775

Liabilities, Redeemable Preferred Stock and Stockholders’ Deficiency
Current liabilities
Current maturities of capital lease obligation	$1,663
Accounts payable	182,268
Accrued expenses	1,770,196
Deferred revenues	1,211,663
Convertible promissory notes	8,506,697

Total liabilities	11,672,487

Commitments and contingencies
Redeemable preferred stock
Series A redeemable convertible preferred stock: $0.001 par value; 2,586,207 shares authorized, issued and outstanding; at liquidation value	9,307,645
Series B redeemable convertible preferred stock: $0.001 par value; 3,739,163 shares authorized; 3,537,602 shares issued and outstanding; at liquidation value	20,405,687
Series C redeemable convertible preferred stock: $0.001 par value; 7,100,000 shares authorized; 5,841,121 shares issued and outstanding; at liquidation value	32,828,985
Redeemable nonvoting nonconvertible preferred stock: $0.001 par value; 130,000 shares authorized, issued and outstanding; at liquidation value	2,041,589

Total redeemable preferred stock	64,583,906

Stockholders’ deficiency
Common stock: $0.001 par value; 50,000,000 shares authorized; 2,263,095 shares issued and outstanding	2,263
Series D preferred stock: $0.001 par value; 7,500,000 shares authorized; 6,546,459 shares issued and outstanding	65,465
Series B preferred stock warrants	120,000
Series E and Series E-1 preferred stock warrants: 500,000 Series E and 500,000 Series E-1 preferred shares authorized; none issued or outstanding	911,340
Series F preferred stock warrants: 400,000 shares authorized; none issued or outstanding	442,554
Accumulated deficit	(75,530,240)

Total stockholders’ deficiency	(73,988,618)

Total liabilities, redeemable preferred stock and stockholders’ deficiency	$2,267,775

The accompanying notes are an integral part of these consolidated financial statements.

Syncra Systems, Inc.
Consolidated Statement of Operations
Year Ended December 31, 2003

Revenues
Software licenses and maintenance	$2,947,132
Services and other	805,659

3,752,791

Cost of revenues
Software licenses and maintenance	315,437
Services and other	1,865,622

2,181,059

Gross margin	1,571,732

Operating expenses
Research and development	2,902,666
Sales and marketing	2,493,604
General and administrative	918,716

Total operating expenses	6,314,986

Loss from operations	(4,743,254)
Interest income	26,285
Interest expense	(1,524,678)

Net loss	$(6,241,647)

The accompanying notes are an integral part of these consolidated financial statements.

Syncra Systems, Inc.
Consolidated Statement of Stockholders’ Deficiency
Year Ended December 31, 2003

							Series E and Series E-1		Series F
			Series D		Series B		Preferred Stock		Preferred Stock
	Common Stock		Preferred Stock		Preferred Stock		Warrants		Warrants			Total
											Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Issued	Amount	Issued	Amount	Issued	Amount	Deficit	Deficiency
January 1, 2003	2,263,095	$2,263	6,406,546	$64,065	201,561	$120,000	500,000	$911,340	—	$—	$(64,504,369)	$(63,406,701)
Accretion of redeemable convertible preferred stock											(4,784,224)	(4,784,224)
Issuance of Series D preferred stock			229,400	2,294								2,294
Repurchase of Series D preferred stock			89,487	(894)								(894)
Issuance of Series F warrants									400,000	442,554		442,554
Net loss											(6,241,647)	(6,241,647)

Balances at December 31, 2003	2,263,095	$2,263	6,725,433	$65,465	201,561	$120,000	500,000	$911,340	400,000	$442,554	$(75,530,240)	$(73,988,618)

The accompanying notes are an integral part of these consolidated financial statements.

Syncra Systems, Inc.
Consolidated Statement of Cash Flows
Year Ended December 31, 2003

Cash flows from operating activities
Net loss	$(6,241,647)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation and amortization	839,080
Loss on disposal of fixed assets	10,846
Amortization of discount on secured convertible promissory notes	558,763
Increase (decrease) in cash from
Accounts receivable	816,633
Other current assets	11,030
Prepaid expenses	22,118
Accounts payable and accrued expenses	930,767
Deferred revenue	(1,210,100)

Net cash used in operating activities	(4,262,510)

Cash flows from investing activities
Purchase of property and equipment	(163,527)

Net cash used in investing activities	(163,527)

Cash flows from financing activities
Repurchase of Series D preferred stock	(894)
Proceeds from issuance of Series D preferred stock	2,294
Proceeds from issuance of convertible promissory notes	4,000,000
Payments on capital lease obligations	(21,497)

Net cash provided by financing activities	3,979,903

Net decrease in cash and cash equivalents	(446,134)
Cash and cash equivalents
Beginning of year	873,459

End of year	$427,325

Supplemental disclosure of noncash operating activity
Accretion of preferred stock dividends	$4,784,224
Discounts on convertible promissory notes related to issuance of warrants	442,554

The accompanying notes are an integral part of these consolidated financial statements.

Syncra Systems, Inc.
Notes to Consolidated Financial Statements
December 31, 2003

1.       Nature of Business and Basis of Accounting

Syncra Systems, Inc. (the “Company”) designs, develops, produces and markets supply chain collaboration software and solutions. The Company operates and reports its operations in a single segment.

Going Concern
The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has generated recurring losses, has an accumulated deficit of $75,530,240 at December 31, 2003, and will require additional financing to continue operations. In addition, as noted in the following paragraph, the Company has sold its assets which were the Company’s source of revenues. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

Basis of Accounting
On November 12, 2004, Retek Inc., a public software company, acquired substantially all of the Company’s assets in exchange for cash and the assumption of certain liabilities.

2.       Summary of Significant Accounting Policies

Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Foreign Currency Translation
Financial position and results of operations of the Company’s international subsidiary are measured using local currency as the functional currency. Assets and liabilities of these operations are translated at the exchange rates in effect at each fiscal year end. Consolidated Statement of Operations accounts are translated at the average rates of exchange prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are included in accumulated deficit because they are immaterial at December 31, 2003 (approximately $1,300). Gains and losses from currency transactions are included in results of operations and were not material in 2003.

Use of Estimates
The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
Cash and cash equivalents include highly liquid investments with original maturities of three months or less that are readily convertible into cash and are not subject to significant risk from fluctuations in interest rates. Cash equivalents consist of money market funds.

Syncra Systems, Inc.
Notes to Consolidated Financial Statements
December 31, 2003

Property and Equipment
Property and equipment are stated at cost. Depreciation and amortization are determined using the straight-line method over the estimated useful lives (three to seven years) of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful life of the assets or the lease term. Maintenance and repairs are charged to expense as incurred.

Revenue Recognition
The Company derives revenue from two sources: software license and maintenance revenues and service revenues. Software license and maintenance revenues consist of fees earned from licensing software to customers including those that utilize hosting services and maintenance services. Service revenues consist of fees for software implementation consulting services. In accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 97-2, Software Revenue Recognition, software product revenues from selling software not hosted by the Company as part of the Application Service Provider (“ASP”) service are recognized when persuasive evidence of an agreement exists, the product has been delivered, the fee is fixed or determinable and collection of the fee is probable. If a fee is not fixed or determinable, including payment terms extending beyond 12 months from delivery, revenue is recognized as the payments become due and all other conditions for revenue recognition have been satisfied.

In accordance with Emerging Issues Task Force (“EITF”) 00-03, Application of AICPA Statement of Position 97-2 to Arrangements that Include the Right to Use Software Stored in Another Entity’s Hardware, revenues from ASP services are recognized ratably over the hosting period.

Deferred revenue includes unearned software maintenance revenue, unearned hosting services revenue and customer deposits under service agreements.

Revenues from the Company’s maintenance services are recognized ratably over the period the services are provided.

Revenues from consulting services are recognized as services are provided to clients.

The Company generally warrants that software products will function substantially in accordance with the specifications provided to customers for approximately 90 days following initial delivery. The Company has not historically incurred any significant expenses related to warranty claims.

Fair Value of Financial Instruments
Financial instruments held or used by the Company consist of cash and cash equivalents, accounts receivable, accounts payable, certain accrued expenses, and convertible promissory notes. The carrying value of financial instruments approximates the fair value.

Software Development Costs
Software research and development costs are expensed as incurred. Such costs are required to be expensed until the point of technological feasibility of the software is established. Technological feasibility is determined after a working model has been completed. The Company’s software research and development costs primarily relate to software development during the period prior to technological feasibility and are charged to operations as incurred.

Syncra Systems, Inc.
Notes to Consolidated Financial Statements
December 31, 2003

Stock-Based Compensation
In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, the Company has elected to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion (“APB Opinion”) No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation cost for stock options granted to employees is measured as the excess, if any, of the fair value of the Company’s stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company accounts for stock-based compensation to employees using the fair value method prescribed by SFAS No. 123. The Company has implemented the disclosure provisions of SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure. As described in Note 5, during 2002 all outstanding employee stock options were replaced with restricted Series D preferred shares that vest based upon continuing employment.

Compensation cost for stock options granted to nonemployees is measured based on the fair value of the option at the date of grant with the unvested portion revalued at each balance sheet date. Compensation costs are amortized over the underlying option vesting terms.

Comprehensive Loss
Comprehensive loss, as defined in SFAS No. 130, Reporting Comprehensive Income, includes all changes in stockholders’ equity (net assets) during a period from nonowner sources. In 2003, the Company did not have any significant changes in stockholders’ equity from nonowner sources other than a net loss.

Income Taxes
The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. The assets and liability approach of SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes using enacted tax rates in effect for the years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Concentration of Credit Risk and Major Customer Information
Financial instruments that potentially expose the Company to concentrations of credit risk include cash and cash equivalents and accounts receivable. The Company performs ongoing credit evaluations of its customers and does not require collateral.

Three companies represented 19%, 15% and 12% of revenues in 2003. Amounts owed from two customers represented 31% and 18% of accounts receivable at December 31, 2003.

Syncra Systems, Inc.
Notes to Consolidated Financial Statements
December 31, 2003

3.       Selected Consolidated Balance Sheet Information

The following presents selected consolidated balance sheet information at December 31, 2003:

Furniture and equipment
Furniture and fixtures	$502,785
Office equipment	208,884
Leasehold improvements	1,167,121
Computer equipment and software	2,482,535

4,361,325
Less: Accumulated depreciation	(3,415,847)

$945,478

Accrued expenses
Interest payable on convertible promissory notes	$1,493,367
Accrued benefits	155,164
Accrued professional fees	37,000
Accrued rent	29,940
Other	54,725

$1,770,196

4.       Promissory Notes

Convertible Promissory Notes
In February 2002, the Company issued Convertible Promissory Notes (the “February 2002 Notes”) in the amount of $5,000,000 and warrants to purchase 500,000 shares of the Company’s Series E preferred stock (the “Series E Warrants”) for $0.001. The February 2002 Notes bear interest at 12%, are collateralized by all assets of the Company, other than those previously pledged as collateral, and were originally due August 21, 2003. On December 30, 2003, the note due date was extended to August 31, 2004. The February 2002 Notes are convertible at the option of the February 2002 Note holders upon the Company’s closing of a subsequent financing, as defined in the February 2002 Note Agreement. The note holders may convert the February 2002 Notes at a percentage of the per share price of the subsequent financing which, when and if converted, will result in additional interest charges due to this beneficial conversion feature. The February 2002 Notes contain restrictive covenants, including but not limited to, restrictions on incurring additional debt.

The Series E Warrants are exercisable only upon 1) the sale of all or substantially all of the asset of the Company or a merger or consolidation of the Company with another, or 2) the liquidation, dissolution or winding up of the Company. The Series E Warrants expire upon the earlier of a) the repayment date of the February 2002 Notes or b) the date of conversion of the February 2002 Notes in connection with a subsequent financing.

Syncra Systems, Inc.
Notes to Consolidated Financial Statements
December 31, 2003

The fair value of the warrants of $543,291 was recorded as a reduction of the carrying value of the notes and is being accreted to interest expense over the term of the debt. The fair value of the warrants was measured using the Black-Scholes option-pricing model utilizing the following key assumptions:

Risk-free interest rate	2.75%
Term of warrants	1.5 years
Expected volatility of underlying stock	78%

Convertible Promissory Notes
In December 2002, the Company authorized Convertible Promissory Notes (the “December 2002 Notes”) in the amount of $4,000,000 and warrants to purchase 400,000 shares of the Company’s $0.001 Series F preferred stock (the “Series F Warrants”). The December 2002 Notes bear interest at 12%, are collateralized by all assets of the Company, and are senior to the February 2002 Notes. The Company was permitted to borrow against the December 2002 Notes in $1,000,000 increments only upon the achievement of certain operating targets. Through December 31, 2003, $4,000,000 has been borrowed under the December 2002 Notes and 400,000 Series F Warrants have been issued. The December 2002 Notes are convertible into an undesignated series of preferred stock at the option of the December 2002 Note holders upon the Company’s closing of a subsequent financing, as defined in the December 2002 Note Agreement. The note holders may convert the December 2002 Notes at a percentage of the per share price of the subsequent financing which, when and if converted, will result in additional interest charges due to this beneficial conversion feature. The December 2002 Notes contain restrictive covenants, including but not limited to, restrictions on incurring additional debt.

The Series F Warrants are exercisable only upon 1) the sale of all or substantially all of the assets of the Company or a merger or consolidation of the Company with another, or 2) the liquidation dissolution or winding up of the Company. The Series F Warrants expire upon the earlier of a) the repayment date of the December 2002 Notes or b) the date of conversion of the December 2002 Notes in connection with a subsequent financing.

The fair value of the Series F Warrants, $487,608, was recorded as a reduction of the carrying value of the notes and is being accreted to interest expense over the term of the debt. The fair value of the warrants was measured using the Black-Scholes option-pricing model utilizing the following key assumptions:

Risk-free interest rate	2.75%
Term of warrants	1.5 years
Expected volatility of underlying stock	78%

Syncra Systems, Inc.
Notes to Consolidated Financial Statements
December 31, 2003

In connection with the issuance of the December 2002 Notes and Series F Warrants, the maturity date of the February 2002 Notes and the expiration date of the Series E Warrants were extended to August 2004, and warrants to purchase 475,125 shares of Series E preferred stock were converted to warrants to purchase 475,125 shares of Series E-1 preferred stock (the “Series E-1 Warrants”). The remaining warrants to purchase 24,875 Series E preferred stock issued in connection with the February 2002 Notes were not converted. In connection with the extension of the term of the Series E Warrants and the conversion of Series E Warrants, the fair value of the extended and converted warrants was recorded as an additional discount on the carrying value of the February 2002 Notes and is being accreted to interest expense over the term of the notes. At December 31, 2003, the unamortized balance of the discount on the February 2002 Notes and the December 2002 Notes was $493,303.

5.       Stockholders’ Equity

Common Stock
During 1999 and 1998, the Company issued 595,854 and 297,000 shares of restricted common stock, respectively, to certain officers. These shares vested over four years. Unvested shares were subject to repurchase at their original purchase price upon termination of employment.

Common Stock Reserved Shares
At December 31, 2003, 43,500,834 shares of common stock were reserved for issuance upon conversion of the Series A, B, C and D preferred stock and the exercise of warrants and options to purchase common and preferred stock.

Stock Option Plan
In 1998, the Company and its stockholders adopted the 1998 Stock Option Plan, which authorized 5,775,400 shares for issuance. Terms of each option are established by the Board of Directors. Incentive stock options may be granted at an exercise price of not less than the fair value per common share on the date of the grant (not less than 110% of the fair value in the case of holders of more than 10% of the Company’s voting stock) and with a term not to exceed ten years from the date of the grant.

During 2002, the Company and its stockholders authorized the 2002 Preferred Stock Plan and issued a tender offer to employees holding options to purchase the Company’s common stock (“option holder”), offering the option holder the opportunity to cancel their outstanding options and purchase shares of a newly designated Series D preferred stock for $0.01 per share. The option holder was required to tender their current options in order to receive an equivalent number of shares of Series D preferred stock. Vested options plus $0.01 per option were exchanged for vested Series D preferred stock shares while unvested options plus $0.01 per option were exchanged for unvested Series D preferred stock shares that vest based upon the holder’s continuing employment. The Company has the right to repurchase unvested Series D preferred shares for $0.01 per share in the event the holder’s employment ceases. During 2003, the Company sold an additional 229,400 shares of Series D preferred stock to employees for $0.01 per share. At December 31, 2003, 6,546,459 shares of Series D preferred stock were outstanding, 5,241,635 of which were vested.

Syncra Systems, Inc.
Notes to Consolidated Financial Statements
December 31, 2003

At December 31, 2003, the Company has outstanding 37,500 stock options for the purchase of common stock issued to nonemployees in periods prior to 2003. The weighted average exercise price and remaining contractual life of these options at December 31, 2003, are $0.29 and 5.5 years, respectively.

Common Stock Warrants
In 2003, the Company issued warrants to purchase 1,827,561 shares of common stock to a customer. The exercise price of such warrants is $1.67 which was significantly higher than the fair value of the underlying common stock and as a result the warrants were estimated to have an insignificant value.

6.       Preferred Stock

The Company has issued preferred stock warrants, redeemable convertible preferred stock and nonvoting nonconvertible redeemable preferred stock. A description of the preferred shares follows:

Redeemable Convertible Preferred Stock
Conversion
Each share of Series A preferred stock and Series B preferred stock may be converted at any time into three shares of common stock at the option of the holder. Each share of Series C preferred stock may be converted at any time into one share of common stock at the option of the holder. Accrued dividends are convertible into common stock using the conversion rate applicable for each series of preferred stock. Each share of redeemable convertible preferred stock is also convertible upon a qualified public offering, as defined.

Redemptions and Dividends
Any time after September 30, 2004, at the option of the holders of preferred stock, the Company shall redeem all, but not less than all of such holder’s shares of preferred stock, at a redemption price equal to the original purchase price of $2.32, $4.00 and $4.28 per share for Series A, B and C preferred stock, respectively. Holders of preferred stock are entitled to receive out of funds legally available, cumulative compounding dividends at the rate of 8% per share per annum on the original purchase price of each share, which is $2.32, $4.00 and $4.28 for Series A, B and C preferred stock, respectively. Accrued dividends at December 31, 2003, were $3,307,645, $6,255,279 and $7,828,987 for Series A, B and C preferred stock, respectively. In February 2002, redemption provisions of the preferred stock was amended to allow for the issuance of a promissory note in lieu of cash.

Liquidation Preference
In the event of liquidation or dissolution of the Company, the holders of preferred stock are entitled to receive, prior to and in preference to holders of common stock, an amount equal to $2.32, $4.00 and $4.28 per share for Series A, B and C preferred stock, respectively, plus all unpaid cumulative dividends on each share.

Voting Rights
The holders of preferred stock are entitled to the number of votes equal to the number of shares of common stock into which the shares of preferred stock are then convertible.

Syncra Systems, Inc.
Notes to Consolidated Financial Statements
December 31, 2003

Nonvoting Nonconvertible Redeemable Preferred Stock
At December 31, 2003, the Company had issued and outstanding 130,000 shares of nonvoting nonconvertible redeemable preferred stock (the “NV Preferred Stock”).

Redemptions and Dividends
Any time after September 15, 2004, each holder may require the Company to redeem all or any portion of such holder’s shares at a redemption price equal to the original issuance price per share ($10.00) plus all unpaid dividends thereon which have accrued through and including the redemption date. The NV Preferred Stock is also redeemable by the Company upon the earlier of 1) a public offering of the Company’s common stock or 2) the consummation of a sale of all or substantially all of the Company’s assets or capital stock. Holders of the NV Preferred Stock are entitled to receive out of funds legally available, cumulative compounding dividends at the rate of 8% per share per annum on the base amount of each share ($10.00). Accrued dividends at December 31, 2003, were $741,589.

Liquidation Preference
In the event of liquidation or dissolution of the Company, the holders of NV Preferred Stock are entitled to receive, prior to and in preference to any holders of common stock, but after all distribution or payments required to be made to the holders of Series A, B and C preferred stock, an amount equal to $10.00 per share plus accrued but unpaid dividends.

Voting
Except as required by law, holders of the NV Preferred Stock are not entitled to vote on any matters submitted to a vote of the stockholders of the Company, including the election of directors.

Series D, E, E-1 and F Preferred Stock
In December 2002, the Company and its stockholders amended its certificate of designation to authorize 7,500,000 shares of its $0.001 par value Series D preferred stock, 500,000 shares of its $0.001 par value Series E preferred stock, 500,000 shares of its $0.001 par value Series E-1 preferred stock, and 400,000 shares of its $0.001 par value Series F preferred stock. The Series D preferred stock is entitled to receive dividends on parity with those declared on common stock. The Series D, E, E-1 and F preferred stock have liquidation preferences ahead of all other classes of preferred stock. The Series D, E, E-1 and F stockholders have no voting rights. Each share of Series D preferred stock is convertible into one share of common stock upon the closing of the qualified public offering, as defined.

Redeemable preferred stock outstanding at December 31, 2003, consists of the following:

				Redeemable
				Nonvoting	Total
	Convertible			Nonconvertible	Redeemable
				Preferred	Preferred
	Series A	Series B	Series C	Stock	Stock
January 1, 2003	$8,618,187	$18,894,141	$30,396,993	$1,890,361	$59,799,682
Accretion of redeemable convertible preferred stock	689,458	1,511,546	2,431,992	151,228	4,784,224

Balances at December 31, 2003	$9,307,645	$20,405,687	$32,828,985	$2,041,589	$64,583,906

Syncra Systems, Inc.
Notes to Consolidated Financial Statements
December 31, 2003

7.       Preferred Stock Warrants

In connection with convertible notes issued by the Company in 1998, the Company issued 344,828 warrants to purchase Series A redeemable convertible preferred stock at $2.32 per share (the “Preferred Stock Warrants”). The aggregate fair value of the Preferred Stock Warrants issued to all note holders was determined by the Company to be $120,000, and was accounted for as a discount of the carrying value of the convertible notes. In 1999, the Preferred Stock Warrants were cancelled and the Company issued the equivalent number of warrants for the purchase of Series B redeemable convertible preferred stock at $4.00 per share. These warrants are exercisable through their expiration on September 18, 2008.

In connection with the convertible promissory notes issued by the Company in 2002 and 2003, the Company issued warrants to purchase 900,000 shares of the Company’s designated Series E, E-1 and F preferred stock at $0.001, $0.001 and $0.001 per share, respectively. These warrants are exercisable through repayment of the convertible promissory notes.

At December 31, 2003, the Company had the following preferred stock warrants outstanding:

	Warrants to
	Purchase the	Weighted-
	Following	Average
	Shares	Exercise Price
Series B preferred stock	201,561	$4.000
Series E preferred stock	24,875	.001
Series E-1 preferred stock	475,125	.001
Series F preferred stock	400,000	.001

8.       Income Taxes

The Company’s net deferred tax assets consisted of the following at December 31, 2003:

Net operating loss carryforward	$20,893,255
Research and development credit carryforward	1,164,501
Depreciation and amortization	(7,185)
Other	(14,595)

Net deferred tax assets	22,035,976
Less: Valuation allowance	(22,035,976)

$—

At December 31, 2003, the Company has federal net operating loss carryforwards of approximately $54,000,000. The Company’s net operating loss and research and development credits carryforwards expire at various dates through 2023.

The Company has established a valuation allowance to fully offset the value of its net deferred tax assets because, based upon historical operating results, it is more likely than not that the Company will not realize any benefits associated with those net assets.

Syncra Systems, Inc.
Notes to Consolidated Financial Statements
December 31, 2003

Under the Internal Revenue Code, certain significant changes in the stock ownership of the Company, including sales of stock and the granting of options to purchase stock, could limit the net operating loss carryforwards that may be utilized to offset taxable income in future periods. Such limitations could cause the net operating loss carryforwards to expire before the related tax benefit can be realized.

9.       Commitment and Contingencies

Leases
In June 2000, the Company entered into a five-year noncancelable operating lease for an office facility. Minimum annual payments were $663,800. As a condition of the lease, as of December 31, 2003, the Company maintains a letter of credit totaling $500,107, including interest earned. The letter of credit has been fully collateralized by an investment in a certificate of deposit, which is classified within other assets in the accompanying consolidated balance sheet. In February 2004, the Company terminated the office lease. Upon termination of the lease, the related security deposit of $500,107 was forfeited to the lessor. In addition, upon leaving the facility, $423,814 in net leasehold improvements were abandoned by the Company, resulting in the write-off of these leasehold improvements. The Company leases other office space and certain equipment under operating leases expiring at various dates through December 2004.

At December 31, 2003, future minimum lease payments under noncancelable operating leases are as follows:

2004	$112,316
2005	47,884

$160,200

Rent expense under operating leases for the year ended December 31, 2003, was $564,440 net of sublease income of $96,654.

10.       401(k) Savings Plan

The Company maintains a defined contribution 401(k) plan (the “Plan”) which covers substantially all employees of the Company who meet minimum age and service requirements, and allows participants to defer a portion of their annual compensation on a pre-tax basis. The Company has the option of matching a percentage of employee contributions to the Plan at the discretion of the Company’s Board of Directors. The Company did not make any contributions to the Plan during 2003.

Syncra Systems, Inc.
Notes to Consolidated Financial Statements
December 31, 2003

11.       Subsequent Events

On January 5, 2004, the Company issued $1,560,585 of convertible promissory notes and warrants to purchase 160,000 shares of Series G preferred stock. The $146,751 fair value of the warrants will be recorded as a reduction of the carrying value of the notes and will be accreted to interest expense through the maturity date of these notes. In conjunction with this issuance, all holders of Series E-1 and F preferred stock warrants that purchased these promissory notes converted Series E-1 and F preferred stock warrants into warrants to purchase Series E-2 and F-1 preferred stock, respectively.

Effective September 2004, the Company’s Board of Directors and stockholders authorized a recapitalization of the Company. This resulted in outstanding preferred stock being converted into common stock. In addition, the February 2002 Notes and December 2002 Notes and related accrued interest were converted into shares of common stock for which one share of common stock was received for every $1.00 of principal and interest. All outstanding warrants were cancelled in connection with the recapitalization. Following the conversion of the preferred stock, the Board of Directors authorized a 10,000-for-1 reverse common stock split and the Company issued 990,743 shares of Series AA preferred stock in exchange for $88,430 of cash and the conversion of $1,647,253 of the promissory notes and accrued interest issued in January 2004.

In September 2004, the Company issued $125,000 of convertible promissory notes as a Bridge Financing, which converted to Series AA preferred stock on December 7, 2004, upon the election of the noteholders.